EXHIBIT 5.1

April 8, 2014

North American Oil & Gas Corp.
56 E. Main St., Suite 202
Ventura, CA 93001

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

I am counsel for North American Oil & Gas Corp., a Nevada corporation (the “Company”), in connection with the proposed offering by Beaufort Ventures PLC (the “Selling Shareholder”), under the Securities Act of 1933, as amended, of up to 37,537,537 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”) through a Registration Statement on Form S-1 (the “Registration Statement”) as to which this opinion is a part, to be filed with the Securities and Exchange Commission.

In connection with rendering my opinion as set forth below, I have reviewed and examined originals or copies identified to my satisfaction of the following:

(1)	Articles of Incorporation, of the Company as filed with the Secretary of State of Nevada;
(2)	By-laws of the Company;
(3)	Corporate minutes containing the written resolutions of the Board of Directors of the Company;
(4)	The Registration Statement and the prospectus contained within the Registration Statement; and
(5)	The other exhibits of the Registration Statement.

I have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as I have deemed necessary or appropriate under the circumstances.

In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as original documents and the conformity to original documents of all documents submitted to me as certified, conformed, facsimile, electronic or photo static copies. I have relied upon the statements contained in the Registration Statement and certificates of officers of the Company, and I have made no independent investigation with regard thereto.

Based upon the foregoing and in reliance thereon, it is my opinion that the 37,537,537 shares of Common Stock of the Company being offered by the Selling Shareholder under the Registration Statement, when sold, will be legally issued, fully paid and non-assessable pursuant to the laws of the State of Nevada and the laws of the United States of America.

I hereby consent to this opinion being included as an exhibit to the Registration Statement and to the use of my name under the caption “EXPERTS” in the prospectus constituting a part thereof.

Very truly yours,

By:
Matthew McMurdo, Esq.